UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 29, 2022

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer IdentifiCAtion No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(250) 765-6424

 ________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

Results from Seizure Study Program

Lexaria Bioscience Corp. (“Lexaria”) has partially completed its study program EPIL-A21-1 which was designed as a three-part series utilizing Sprague Dawley rats; 21 animals in the pilot study; 24 animals in time to peak efficacy study; and 24 animals in the ED50 study (the dose required to achieve seizure inhibition in 50% of the animals tested); to determine whether DehydraTECH-CBD could provide similar seizure inhibiting efficacy, at lower doses than were required with Epidiolex®. In all three experiments, seizure activity was induced by the using an established, vehicle-controlled, acute animal seizure model induced by electrical stimulation (“MES”) and treatment effect was judged by evaluation of acute clinical signs in the animals. Treatment timing relative to seizure induction following the MES model methodology was based upon published literature of the biological activity of the positive control, Epidiolex. Study program EPIL-A21-1 is being performed by a leading, US-based independent laboratory and is fully funded by Lexaria.

The pilot study examined three different doses and revealed that, at the lower doses of 50 mg/kg and 75 mg/kg, DehydraTECH-CBD was more efficacious than Epidiolex in reducing or eliminating seizure activity. Epidiolex was more efficacious than DehydraTECH-CBD in eliminating seizure activity at the highest dose tested in the pilot study of 100 mg/kg. Only DehydraTECH-CBD demonstrated some reduction in seizure activity at the 50 mg/kg dose. At the 75 mg/kg dose DehydraTECH-CBD demonstrated full elimination of seizure activity in 66.6% of the animals compared to 50% of the Epidiolex treated animals. In this regard there was an apparent trend for DehydraTECH-CBD to be more efficacious at lower doses than Epidiolex.

The time to peak efficacy study compared the effectiveness of DehydraTECH-CBD to Epidiolex at various post-dosing time points and showed an apparent trend toward enhanced effectiveness of DehydraTECH-CBD, in this case based on rapidity of action. At the 30-minute timepoint, 50% of the animals dosed with DehydraTECH-CBD showed partial reduction or full elimination of seizure activity whereas 100% of the Epidiolex-dosed animals were exhibiting full seizure activity at 30 minutes. At the 60-minute timepoint 87.5% of the animals dosed with DehydraTECH-CBD showed partial reduction or full elimination of seizure activity compared to 62.5% of the Epidiolex-dosed animals showing partial reduction or full elimination of seizure activity. Epidiolex showed some enhanced seizure reduction capabilities at later time points in the study.

The final ED50 study is currently underway and Lexaria will provide updates regarding this study’s results when they become available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer
Date: November 30, 2022

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